Exhibit 5

Richard G. Schmalzl Partner 513.629.2828 rschmalzl@graydon.law	312 Walnut Street Suite 1800 Cincinnati, OH 45202 Main 513 621 6464 Fax 513 651 3836

March 28, 2022

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Ladies and Gentlemen:

We have acted as counsel to Fifth Third Bancorp, an Ohio corporation (the “Corporation”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) in connection with the registration of an indeterminate amount of:

(i) shares of common stock, without par value (the “Common Stock”);

(ii) shares of preferred stock, without par value (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(iii) warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants”) of the Corporation;

(iv) senior debt securities (the “Senior Debt Securities”) issuable by the Corporation pursuant to the Indenture dated as of April 30, 2008 between the Corporation and Wilmington Trust Company, as trustee, as such Indenture may be amended from time to time (the “Senior Debt Indenture”);

(v) subordinated debt securities (the “Subordinated Debt Securities”) issuable by the Corporation pursuant to the Indenture dated as of May 23, 2003 between the Corporation and Wilmington Trust Company, as trustee, as such Indenture may be amended from time to time (the “Subordinated Debt Indenture”);

(vi) stock purchase contracts (the “Stock Purchase Contracts”) of the Corporation; and

(vii) units (the “Units” and, collectively with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Stock Purchase Contracts, the “Securities”) of the Corporation.

As counsel for the Corporation, we have examined such corporate records, certificates, documents and matters of law as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to statements of the officers of the Corporation and certificates of public officials, we have assumed the same to have been properly given and accurate.

We have also assumed that the execution and delivery of, and the performance of all obligations under, the applicable indenture, guarantee agreement, trust agreement, deposit agreement, warrant agreement, stock purchase contract agreement and unit agreement will have been duly authorized by all requisite action by each party thereto (other than the Corporation), and that such documents will be the valid and binding agreements for each party thereto (other than the Corporation) enforceable against each party thereto (other than the Corporation) in accordance with their respective terms.

Based upon such examination and the assumptions set forth herein, we are of the opinion that:

1. The Corporation has been duly incorporated and is a validly existing corporation under the laws of the State of Ohio.

2. The Common Stock has been duly authorized and, when (i) the Registration Statement has become effective under the Act, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, then the Common Stock will be validly issued, fully paid and nonassessable.

3. The Preferred Stock has been duly authorized and, when (i) the Registration Statement has become effective under the Act, (ii) a certificate of amendment to the Corporation’s articles of incorporation has been duly filed with the Secretary of State of the State of Ohio, (iii) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (iv) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, then the Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to Depositary Shares, when (i) the Registration Statement has become effective under the Act, (ii) the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Corporation and a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, then the Depositary Shares and the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Warrants, when (i) the Registration Statement has become effective under the Act, (ii) the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, then the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. With respect to the Senior Debt Securities, when (i) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (ii) the Senior Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, then the Senior Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. With respect to the Subordinated Debt Securities, when (i) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (ii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, then the Subordinated Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8. With respect to the Stock Purchase Contracts, when (i) the Registration Statement has become effective under the Act, (ii) the stock purchase contract agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the corporation, and (iv) the Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, then the Stock Purchase Contracts will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9. With respect to the Units, when (i) the Registration Statement has become effective under the Act, (ii) the unit agreement relating to the Units has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the corporation, and (iv) the Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement, then the Units will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Ohio, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter of the agreements and documents referred to herein, including without limitation the enforceability of the governing law provisions contained in such agreements and documents. We understand that prior to offering for sale any securities pursuant to the Registration Statement you will advise us in writing of the terms of such offering and of such securities, will afford us the opportunity to review the operative documents pursuant to which the securities are to be offered, sold and issued, and we may deliver such supplement or amendment to this opinion as we may consider reasonably necessary or appropriate by reason of the terms of such offering or securities, including without limitation reliance upon other counsel admitted in such jurisdictions as may be relevant to our opinion.

We have also examined such statutes and public records, and have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers of the Corporation as we have considered necessary or relevant for purposes of the foregoing opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

GRAYDON HEAD & RITCHEY LLP

/s/ RICHARD G. SCHMALZL

Richard G. Schmalzl, Partner